Exhibit 10.1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of January 3, 2024, between NAYA Biosciences, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) is made and entered into as of October 11, 2024, by and among the Company, the Purchasers and INVO Bioscience, Inc., a Nevada corporation (“INVO”).

RECITALS

A. WHEREAS, the Company and the Purchasers have entered into the Purchase Agreement; and

B. WHEREAS, INVO desires to become a party to the Purchase Agreement, to the extent of its rights and obligations described in the Purchase Agreement, and is willing to assume the obligations pursuant to the Purchase Agreement that are applicable to INVO.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. In addition to the terms defined elsewhere in this Joinder Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement and (b) the following terms have the meanings set forth in this Section 1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 2(l).

“Conversion Price” shall have the meaning ascribed to such term in the PubCo Senior Secured Convertible Debenture.

“Conversion Shares” shall have the meaning ascribed to such term in the PubCo Senior Secured Convertible Debenture.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for INVO to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of INVO, or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and INVO Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Exempt Issuance” means the issuance of (a) shares of INVO Common Stock or options to employees, officers or directors of INVO pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of INVO or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to INVO, (b) securities upon the exercise or exchange of or conversion of any Securities issued on the Trigger Date and/or other securities exercisable or exchangeable for or convertible into shares of INVO Common Stock issued and outstanding on the date of this Joinder Agreement, provided that such securities have not been amended since the date of this Joinder Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of INVO, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 2(i) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of INVO and shall provide to INVO additional benefits in addition to the investment of funds, but shall not include a transaction in which INVO is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of INVO Common Stock or INVO Common Stock Equivalents resulting in the aggregate gross proceeds of greater than $5 million.

“INVO Common Stock Equivalents” means any securities of INVO or INVO Subsidiaries which would entitle the holder thereof to acquire at any time INVO Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, INVO Common Stock.

“INVO Counsel” means Glaser Weil Fink Howard Jordan & Shapiro LLP, 10250 Constellation Blvd., 19th Floor, Los Angeles, CA 90067.

“INVO Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or any Joinder Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of INVO and INVO Subsidiaries, taken as a whole, or (iii) a material adverse effect on INVO’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or any Joinder Document.

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“INVO Subsidiaries” means any subsidiary of INVO as set forth on Schedule 1 to the INVO Disclosure Schedules and shall, where applicable, also include any direct or indirect subsidiary of INVO formed or acquired after the date hereof.

“Joinder Documents” means, collectively, (i) this Joinder Agreement, (ii) the PubCo Senior Secured Convertible Debenture, (iii) the PubCo Series C-2 Certificate of Designations, (iv) the assumption and assignment of the Registration Rights Agreement, (iv) the Security Agreement (as defined in PubCo Senior Secured Convertible Debenture), (v) the Guarantees (as defined in the PubCo Senior Secured Convertible Debenture), (vi) any other documents and filings required under the Security Agreement in order to grant the Purchasers a first priority security interest in the assets of INVO and INVO Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts, and (vii) all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 2(a).

“Pre-Notice” shall have the meaning ascribed to such term in Section 2(i).

“Pro Rata Portion” means the ratio of (x) the Subscription Amount of Debentures and accompanying Commitment Shares purchased on the Closing Date by a Purchaser participating under Section 2(h) hereof and (y) the sum of the aggregate Subscription Amounts of Debentures and accompanying Commitment Shares purchased on the Closing Date by all Purchasers participating under Section 2(i) hereof.

“PubCo Preferred Shares” means shares of Series C-2 Convertible Preferred Stock of Invo issued on or about the Effective Date, with aggregate stated value of $8,075,833.33.

“PubCo Senior Secured Convertible Debenture” means that certain Senior Secured Convertible Debenture of Invo issued on or about the Effective Date, in aggregate principal amount of $3,921,696.67.

“PubCo Series C-2 Certificate of Designations” means that certain Certificate of Designations for the Series C-2 Convertible Preferred Shares of Invo.

“Public Information Failure” shall have the meaning ascribed to such term in Section 2(e).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 2(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of INVO Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents and the Joinder Documents, including any Underlying Shares issuable upon conversion in full of all PubCo Senior Secured Convertible Debenture (including Underlying Shares issuable as payment of interest on the PubCo Senior Secured Convertible Debenture) and PubCo Preferred Shares, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

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“Securities” means the PubCo Senior Secured Convertible Debenture, PubCo Preferred Shares, the PubCo Shares, and the Underlying Shares.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on INVO’s primary Trading Market with respect to INVO Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 2(i).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 2(i).

“Transfer Agent” means Transfer Online, Inc., the transfer agent of INVO with a mailing address of 512 SE Salmon St., Portland, OR 97214, and any successor transfer agent of INVO.

“Underlying Shares” means the shares of INVO Common Stock issued and issuable pursuant to the terms of the PubCo Senior Secured Convertible Debenture and PubCo Series C-2 Certificate of Designations, including without limitation, shares of INVO Common Stock issued and issuable in lieu of the cash payment of interest on the PubCo Senior Secured Convertible Debenture in accordance with the terms of the PubCo Senior Secured Convertible Debenture, in each case without respect to any limitation or restriction on the conversion of the PubCo Senior Secured Convertible Debenture and PubCo Preferred Shares.

“Variable Rate Transaction” means a transaction in which INVO (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of INVO Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of INVO Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of INVO or the market for INVO Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby INVO may issue securities at a future determined price whereby INVO may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if INVO Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of INVO Common Stock for such date (or the nearest preceding date) on the Trading Market on which INVO Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of INVO Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if INVO Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market operated by OTC Markers, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of INVO Common Stock so reported, or (d) in all other cases, the fair market value of a share of INVO Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to INVO, the fees and expenses of which shall be paid by INVO.

2.	Agreement to be Bound. INVO hereby agrees that, upon execution of this Joinder Agreement, INVO shall become a party to the Purchase Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Purchase Agreement as though an original party thereto, except as set forth herein. In addition, INVO and the Purchaser hereby agree as follows:

a.	Legends. Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) of the Purchase Agreement): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for INVO, to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). INVO shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of the PubCo Senior Secured Convertible Debenture or the PubCo Preferred Shares is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for INVO to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. INVO agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(a), it will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to INVO or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. INVO may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4 of the Purchase Agreement. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

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b.	Pledges of the Securities. INVO acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of INVO and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, INVO will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

c.	Legend Removal Failure. In addition to such Purchaser’s other available remedies, INVO shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of INVO Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2(a) above, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if INVO fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to INVO by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of INVO Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of INVO Common Stock, or a sale of a number of shares of INVO Common Stock equal to all or any portion of the number of shares of INVO Common Stock that such Purchaser anticipated receiving from INVO without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of INVO Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Underlying Shares that INVO was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of INVO Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to INVO of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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d.	Agreements of the Purchasers. Each Purchaser, severally and not jointly with the other Purchasers, agrees with INVO that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 2(a) hereof is predicated upon INVO’s reliance upon this understanding.

e.	Furnishing of Information; Public Information.

i.	From the Trigger Date until the date on which the Securities no longer remain outstanding, INVO covenants to maintain the registration of INVO Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by INVO after the date hereof pursuant to the Exchange Act even if INVO is not then subject to the reporting requirements of the Exchange Act.

ii.	At any time during the period commencing from the six (6) month anniversary of the Trigger Date and ending at such time that all of the Securities may be sold without the requirement for INVO to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if INVO (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and INVO shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, INVO shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 2(e) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event INVO fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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f.	Conversion Procedures. The form of Notice of Conversion included in the PubCo Senior Secured Convertible Debenture and the form of Conversion Notice included in the PubCo Series C-2 Certificate of Designations, each sets forth the totality of the procedures required of the Purchasers in order to convert the PubCo Senior Secured Convertible Debenture and the PubCo Preferred Shares. Without limiting the preceding sentences, no ink-original Notice of Conversion or the Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form or the Conversion Notice form be required in order convert the PubCo Senior Secured Convertible Debenture and the PubCo Preferred Shares, respectively. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their PubCo Senior Secured Convertible Debenture or the PubCo Preferred Shares. INVO shall honor conversions of the PubCo Senior Secured Convertible Debenture and the PubCo Preferred Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the PubCo Senior Secured Convertible Debenture and the PubCo Preferred Shares.

g.	Non-Public Information. INVO covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or INVO reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with INVO to keep such information confidential. INVO understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of INVO. To the extent that INVO, any of INVO Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, INVO hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to INVO, any of INVO Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agents, including, without limitation, the Placement Agent, or a duty to INVO, any of INVO Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any INVO Subsidiaries, INVO shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. INVO understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of INVO.

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h. Reservation and Listing of Securities.

i.	Following the Stockholder Approval Date (as defined in the Series C-2 Certificate of Designations), INVO shall maintain a reserve of the Required Minimum from its duly authorized shares of INVO Common Stock for issuance pursuant to the PubCo Senior Secured Convertible Debenture and the PubCo Preferred Shares in such amount as may then be required to fulfill its obligations in full under the Transaction Documents and the Joinder Documents.

ii.	Following the Stockholder Approval Date, if, on any date, the number of authorized but unissued (and otherwise unreserved) shares of INVO Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the INVO’s certificate or articles of incorporation to increase the number of authorized but unissued shares of INVO Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

iii.	INVO shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of INVO Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of INVO Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such INVO Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. INVO agrees to maintain the eligibility of INVO Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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i. Participation in Future Financing.

i.	From the Trigger Date until the date on which the Securities no longer remain outstanding, upon any issuance by INVO or any of INVO Subsidiaries of INVO Common Stock or INVO Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 33.0% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

ii.	At least five (5) Trading Days prior to the closing of the Subsequent Financing, INVO shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, INVO shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

iii.	Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to INVO by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If INVO receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified INVO that it does not elect to participate.

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iv.	If by 5:30 p.m. (New York City time) on the fifth (5th ) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then INVO may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

v.	If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, INVO receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.

vi.	INVO must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 2(i), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

vii.	INVO and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of INVO or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the Purchase Agreement, without the prior written consent of such Purchaser.

viii.	Notwithstanding anything to the contrary in this Section 2(i) and unless otherwise agreed to by such Purchaser, INVO shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to INVO or any of INVO Subsidiaries.

ix.	Notwithstanding the foregoing, this Section 2(i) shall not apply in respect of an Exempt Issuance.

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j. Subsequent Equity Sales.

i.	Intentionally Omitted.

ii.	From the Trigger Date until the date of the twelve months anniversary of the Trigger Date, INVO shall be prohibited from effecting or entering into an agreement to effect any issuance by INVO or any of INVO Subsidiaries of INVO Common Stock or INVO Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. Any Purchaser shall be entitled to obtain injunctive relief against INVO to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

iii.	Notwithstanding the foregoing, this Section 2(j) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

k.	Capital Changes. After the Stockholder Approval Date and until such date as the PubCo Debentures no longer remain outstanding, INVO, shall not undertake a reverse or forward stock split or reclassification of INVO Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the PubCo Debentures.

l.	Shareholder Rights Plan. No claim will be made or enforced by INVO or, with the consent of INVO, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by INVO, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between INVO and the Purchasers.

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3.	Representation and Warranties. Except as set forth in the Disclosure Schedules to this Joinder Agreement (“INVO Disclosure Schedules”) and SEC Reports, which INVO Disclosure Schedules and SEC Reports shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the INVO Disclosure Schedules, INVO hereby makes to each Purchaser (I) all representations and warranties contained in Section 3.1 of the Purchase Agreement (other than representations and warranties contained in Sections 3.1(e), 3.1(g), 3.1(h), 3.1(i), and 3.1(s) of the Purchase Agreement), with (a) references to the “Company” therein and in the applicable definitions contained in Section 1.1 of the Purchase Agreement deemed to refer to INVO, (b) references to the “Subsidiaries” therein deemed to refer to the INVO Subsidiaries, (c) references to the “Material Adverse Effect” therein deemed to refer to INVO Material Adverse Effect, (d) references to the “Closing Date” therein deemed to refer to the date hereof, (e) references to “Transaction Documents” therein deemed to refer to, collectively, the Transaction Documents and the Joinder Documents, and (f) references any Disclosure Schedules therein deemed to refer to the SEC Reports and (II) the following representations and warranties:

a.	Filings, Consents and Approvals. INVO is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with (a) the execution, delivery and performance by INVO of the Joinder Documents, and (b) the execution, delivery and performance by INVO Subsidiaries of Subsidiary Guarantees, other than: (i) any filings with the Commission pursuant to the Registration Rights Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “INVO Required Approvals”).

b.	Capitalization. The capitalization of INVO as of the date hereof is as set forth on Schedule 3(b) of the INVO Disclosure Schedules, which Schedule 3(b) shall also include the number of shares of INVO Common Stock owned beneficially, and of record, by Affiliates of INVO as of the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or the Joinder Documents. Except as set forth on Schedule 3(b), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of INVO Common Stock or the capital stock of any INVO Subsidiary, or contracts, commitments, understandings or arrangements by which the INVO or any INVO Subsidiary is or may become bound to issue additional shares of INVO Common Stock or INVO Common Stock Equivalents or capital stock of any INVO Subsidiary. The issuance and sale of the Securities will not obligate INVO or any INVO Subsidiary to issue shares of INVO Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of INVO or any INVO Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by INVO or any INVO Subsidiary. There are no outstanding securities or instruments of INVO or any INVO Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which INVO or any INVO Subsidiary is or may become bound to redeem a security of INVO or such INVO Subsidiary. INVO does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of INVO are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors of INVO or others is required for the issuance of PubCo Debentures, PubCo Shares, and Underlying Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to INVO’s capital stock to which INVO is a party or, to the knowledge of INVO, between or among any of the INVO’s stockholders.

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c.	SEC Reports. INVO has filed all reports, schedules, forms, statements and other documents required to be filed by INVO under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as INVO was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. INVO is not an issuer subject to Rule 144(i) under the Securities Act. The financial statements of INVO included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of INVO and its consolidated INVO Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

d.	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3(d) of INVO Disclosure Schedules, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in an INVO Material Adverse Effect, (ii) INVO has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in INVO’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) INVO has not altered its method of accounting, (iv) INVO has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) INVO has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing INVO stock option plans. INVO does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Purchase Agreement, the Merger Agreement, or as set forth on Schedule 3(d) of INVO Disclosure Schedules, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to INVO or INVO Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by INVO under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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e.	Investigations; Stop Orders. There has not been, and to the knowledge of INVO, there is not pending or contemplated, any investigation by the Commission involving INVO or any current or former director or officer of INVO. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by INVO or any INVO Subsidiary under the Exchange Act or the Securities Act.

f.	Sarbanes-Oxley; Internal Accounting Controls. INVO and INVO Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. INVO and INVO Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. INVO and INVO Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for INVO and INVO Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by INVO in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. INVO’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of INVO and INVO Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). INVO presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of INVO and INVO Subsidiaries.

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g.	Listing and Maintenance Requirements. INVO Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and INVO has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of INVO Common Stock under the Exchange Act nor has INVO received any notification that the Commission is contemplating terminating such registration. INVO has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which INVO Common Stock is or has been listed or quoted to the effect that INVO is not in compliance with the listing or maintenance requirements of such Trading Market. INVO is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. INVO Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and INVO is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

h.	Disclosure. INVO confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. INVO understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of INVO.

i.	No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of the Purchase Agreement, neither INVO, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by INVO for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of INVO are listed or designated.

j.	Accountants. INVO’s accounting firm is set forth on Schedule 3(j) of the INVO Disclosure Schedules. To the knowledge and belief of INVO, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the INVO’s Annual Report for the fiscal year ending December 31, 2024.

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k.	Regulation M Compliance. INVO has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of INVO to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of INVO, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

l.	Form S-3 Eligibility. INVO is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

m.	Acknowledgment Regarding Purchaser’s Trading Activity. Anything in the Purchase Agreement to the contrary notwithstanding (except for Section 4.12 of the Purchase Agreement), it is understood and acknowledged by INVO that: (i) none of the Purchasers has been asked by INVO to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of INVO, or “derivative” securities based on securities issued by INVO or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of INVO Common Stock) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of INVO’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of INVO Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. INVO further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in INVO at and after the time that the hedging activities are being conducted. INVO acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents or the Joinder Documents.

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4.	Successors and Assigns. This Joinder Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. INVO may not assign this Joinder Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Joinder Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents and the Joinder Documents that apply to the “Purchasers.”

5.	Notices. All notices, consents, requests, claims, demands and other communications under this Joinder Agreement shall be in accordance with the provisions of Section 5.4 of the Purchase Agreement at the following addresses:

If to INVO:

Steve Shum

Chief Executive Officer

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

Telephone: (978) 878-9505

with a copy (which shall not constitute notice) to:

Glaser Weil Fink Howard Jordan & Shapiro LLP

10250 Constellation Blvd., 19th Floor

Los Angeles, CA 90067

Attention: Marc Indeglia

Telephone: 310-282-6245

E-mail: mindeglia@glaserweil.com

If to Purchaser:

Five Narrow Lane LP

510 Madison Ave, Ste 1401

New York, NY 10022

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10012

Attention: Rick Werner

Telephone: (212) 659-4974

E-mail: rick.werner@haynesboone.com and

or to such other address as the parties hereto may designate in writing to the other. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

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6.	Headings. The headings herein are for convenience only, do not constitute a part of this Joinder Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.	Governing Law; Waiver of Jury Trial. This Joinder Agreement shall be subject to the provisions regarding governing law and waiver of jury trial set forth in Section 5.9 and Section 5.22, respectively, of the Purchase Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

8.	Execution. This Joinder Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

[Signatures on the Following Page]

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INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	CEO

By:	/s/ Joseph Hammer
Name:	Joseph Hammer
Title:	General Partner